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                                                                    Exhibit 23.5

                       Consent of Independent Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 11, 1998 and May 28, 1999 included in ATMI, Inc.'s Form 8K/A dated November 29, 1999 and all references to our Firm included in this registration statement. We also consent to the application of our reports to the schedule included in that 8K/A labeled "Valuation and Qualification Accounts" as of the dates and period covered by our reports.

/s/ Arthur Andersen LLP

Chicago, Illinois
January 11, 2000